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                           CRC COMPOUND RATE CONTRACT
                       MODIFIED GUARANTEE ANNUITY CONTRACT
                         HARTFORD LIFE INSURANCE COMPANY


     SUPPLEMENT DATED SEPTEMBER 20, 2002 TO THE PROSPECTUS DATED MAY 1, 2002


Effective September 19, 2002, in the table under the subsection "Capital Resources and Liquidity Ratings" on page 37 of the prospectus, the information for Ratings Agency "Fitch" is deleted and replaced with the following:


                                    FITCH(1)

                                       AA

                                       AA

                           (1) Formerly Duff & Phelps





     THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE
REFERENCE.



HV-4058
333-46376